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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 31, 2001
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                               ILEX ONCOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


         0-23413                                           94-3123681
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(Commission File Number)                       (IRS Employer Identification No.)


4545 Horizon Hill Blvd., San Antonio, Texas                     78229
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  (Address of Principal Executive Offices)                   (Zip Code)


                                 (210) 949-8200
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets.

         On December 31, 2001, the ILEX Oncology Inc. ("ILEX") and its wholly owned subsidiary, ILEX Acquisitions Inc., a Delaware corporation ("Purchaser") entered into a Purchase and Sale Agreement (the "Acquisition Agreement") with Millennium Pharmaceuticals, Inc., a Delaware corporation ("MPI"), and mHoldings Trust, a wholly owned subsidiary of MPI, to acquire MPI's partnership interests in the parties' 50/50 joint venture, Millennium & ILEX Partners, L.P. (the "Partnership"). The acquisition provided ILEX with sole ownership of the Partnership and its general partner, Millennium & ILEX, L.L.C. (the "General Partner"). Under the terms of the Acquisition Agreement, the Purchaser acquired the equity interests in the Partnership and the General Partner held by MPI in exchange for an initial cash payment of $20.0 million and an additional $120.0 million in scheduled payments over the next three years, $20.0 million of which may be paid in shares of ILEX common stock. In addition, in the event sales of Campath in the United States exceed certain sales levels beginning in 2005, MPI will be entitled to additional payments based on these incremental sales.

     The Partnership was formed by ILEX in 1997 with Leukosite, Inc. to develop the compound known as Campath. MPI acquired Leukosite and Leukosite's interests in the Partnership in 1999. ILEX has served as a general partner of the Partnership since its inception through its ownership of 50% of the ownership interests of the General Partner. On behalf of the Partnership, ILEX conducted the clinical trials on Campath and had the key role in obtaining regulatory approval of Campath in the United States and Europe.

         The cash portion of the purchase price came from the Company's working capital. A portion of the $120.0 million in scheduled payments will be funded from the proceeds of ILEX' public offering of its common stock, which was completed November 20, 2001. The amount paid by ILEX was arrived at through negotiations between ILEX and MPI and was based on a variety of factors, including, but not limited to, the prospect for increasing the commercialization of the assets of the Partnership and the nature of the pharmaceutical industry. The acquisition will be accounted for using the purchase method of accounting.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements.

         It is impractical to provide the required financial statements of the Partnership at the time of filing this Report. It is anticipated that such financial statements will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

         (b) Pro Forma Financial Information.

         It is impractical to provide the required pro forma financial information with respect to the Partnership at the time of filing this Report. It is anticipated that such financial information will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

         (c) Exhibit Index.

          Exhibit 2.1       Purchase and Sale Agreement dated
                            October 29, 2001 by and among ILEX Oncology, Inc., ILEX Acquisitions, Inc., Millennium Pharmaceuticals, Inc, and mHoldings Trust (incorporated herein by reference to Exhibit 10.1 to ILEX' Quarterly Report on Form 10-Q for the quarter ended September 30,
                            2001)



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ILEX ONCOLOGY, INC.



                                       By /s/ Gregory L. Weaver
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                                         Gregory L. Weaver, Vice President and
                                         Chief Financial Officer


DATE: January 13, 2002



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